Exhibit 99.1

Fabrinet Announces First Quarter 2013 Financial Results

BANGKOK, Thailand – November 5, 2012 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the first quarter of fiscal 2013 ended September 28, 2012.

Fabrinet reported total revenue of $158.6 million for the first quarter of fiscal 2013, a decrease of 14.9% compared to total revenue of $186.3 million for the comparable period in fiscal 2012. GAAP net income for the first quarter was $16.0 million, or $0.46 per diluted share, an increase of 1.9% compared to GAAP net income of $15.7 million, or $0.45 per diluted share, in the first quarter of fiscal 2012. Non-GAAP net income in the first quarter of fiscal 2013 was $12.8 million, or $0.36 per diluted share, a decrease of 22.9% compared to non-GAAP net income of $16.6 million, or $0.48 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Fiscal 2013 is off to a solid start and I am pleased with the results that we delivered in our first quarter. We are excited about the new business opportunities in front of us and we remain committed to delivering consistent value to all of our customers.”

Business Outlook

Based on information available as of November 5, 2012, Fabrinet is issuing guidance for the second quarter of fiscal 2013 as follows:

Fabrinet expects second quarter revenue to be in the range of $159 million to $163 million. GAAP net income per share is expected to be in the range of $0.32 to $0.34 with expected non-GAAP net income per share of $0.35 to $0.37, based on approximately 35 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet First Quarter 2013 Financial Results Conference Call
When:	Monday, November 5, 2012
Time:	5:00 p.m. ET
Live Call:	(888) 357-2056, domestic
(253) 237-1137, international
Passcode: 48039229
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 48039229
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the second quarter of fiscal 2013. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased completion in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including in the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our annual report on Form 10-K, filed on August 28, 2012. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses and income (expense) related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of September 28, 2012 and June 29, 2012

(in thousands of U.S. dollars, except share data)	September 28, 2012	June 29, 2012
Assets
Current assets
Cash and cash equivalents	$115,394	$115,507
Trade accounts receivable, net	137,858	128,253
Inventory, net	110,691	103,223
Deferred tax assets	2,479	4,088
Prepaid expenses	2,388	3,571
Other current assets	5,918	6,029

Total current assets	374,728	360,671

Non-current assets
Property, plant and equipment, net	98,127	97,923
Intangibles, net	305	380
Deferred tax assets	3,244	1,764
Deposits and other non-current assets	636	624

Total non-current assets	102,312	100,691

Total assets	$477,040	$461,362

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$9,668	$9,668
Trade accounts payable	91,919	86,000
Construction-related payable	928	2,222
Income tax payable	584	353
Deferred tax liability	1,532	1,405
Accrued payroll, bonus and related expenses	6,788	5,181
Accrued expenses	2,619	2,630
Other payables	4,132	6,601
Liabilities to third parties due to flood losses	57,198	61,198

Total current liabilities	175,368	175,258

Non-current liabilities
Long-term loans from banks, non-current portion	26,494	28,911
Severance liabilities	4,774	4,420
Other non-current liabilities	2,298	2,064

Total non-current liabilities	33,566	35,395

Total liabilities	208,934	210,653

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 28, 2012 and June 29, 2012)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,496,237 shares and 34,470,829 shares issued and outstanding as of September 28, 2012 and June 29, 2012, respectively)	345	345
Additional paid-in capital	66,840	65,462
Retained earnings	200,921	184,902

Total shareholders’ equity	268,106	250,709

Total Liabilities and Shareholders’ Equity	$477,040	$461,362

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three months ended September 28, 2012 and September 30, 2011

	Three Months Ended
(in thousands of U.S. dollars, except share data)	September 28, 2012	September 30, 2011
Revenues	$158,625	$186,347
Cost of revenues	(140,903)	(163,463)

Gross profit	17,722	22,884
Selling, general and administrative expenses	(5,859)	(6,638)
Income (expense) related to flooding	4,820	—

Operating income	16,683	16,246
Interest income	188	195
Interest expense	(286)	(74)
Foreign exchange gain (loss), net	277	(187)
Other income	190	97

Income before income taxes	17,052	16,277
Income tax expense	(1,033)	(622)

Net income	$16,019	$15,655

Earnings per share
Basic	$0.46	$0.46
Diluted	0.46	0.45
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	34,485	34,223
Diluted	34,670	34,502

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the three months ended September 28, 2012 and September 30, 2011

	Three Months Ended
(in thousands of U. S. dollars)	September 28, 2012	September 30, 2011
Cash flows from operating activities
Net income for the period	$16,019	$15,655
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,522	2,497
Amortization of intangibles	75	102
Loss (gain) on disposal of property, plant and equipment	1	(4)
Income (expense) related to flooding	(4,820)	—
Proceeds from insurers for business interruption losses related to flooding	4,741	—
Allowance for (reversal of) doubtful accounts	(49)	15
Unrealized (gain) loss on exchange rate and fair value of derivative	(714)	576
Share-based compensation	1,254	988
Deferred income tax	256	(201)
Other non-cash expenses	588	188
Inventory obsolescence	(166)	9
Changes in operating assets and liabilities
Trade accounts receivable	(9,556)	(4,743)
Inventory	(7,302)	(94)
Other current assets and non-current assets	1,299	1,493
Trade accounts payable	5,919	(6,772)
Income tax payable	231	657
Other current liabilities and non-current liabilities	(349)	(524)
Liabilities to third parties due to flood losses	(4,000)	—

Net cash provided by operating activities	5,949	9,842

Cash flows from investing activities
Purchase of property, plant and equipment	(4,126)	(5,862)
Purchase of intangibles	—	(15)
Purchase of assets for lease under direct financing leases	—	(2,824)
Proceeds from direct financing leases	—	713
Proceeds from disposal of property, plant and equipment	—	5
Proceeds from insurers in settlement of claim related to flood damage to Pinehurst building	79	—

Net cash used in investing activities	(4,047)	(7,983)

Cash flows from financing activities
Receipt of long-term loans from banks	—	4,000
Repayment of long-term loans from banks	(2,417)	(917)
Proceeds from issuance of ordinary shares under employee share option plans	124	60

Net cash (used in) provided by financing activities	(2,293)	3,143

Net (decrease) increase in cash and cash equivalents	(391)	5,002

Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	115,507	127,282
(Decrease) increase in cash and cash equivalents	(391)	5,002
Effect of exchange rate on cash and cash equivalents	278	65

Cash and cash equivalents at end of period	$115,394	$132,349

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended
	September 28, 2012	September 28, 2012	September 30, 2011	September 30, 2011
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	16,019	0.46	15,655	0.45
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	345	0.01	445	0.01

Total related to gross profit	345	0.01	445	0.01

Related to selling, general and administrative expenses:
Share-based compensation expenses	909	0.03	543	0.02

Total related to selling, general and administrative expenses	909	0.03	543	0.02

Related to other income:
Income (expense) related to flooding	(4,820)	(0.14)	—	—

Total related to other income	(4,820)	(0.14)	—	—

Related to income tax expense
Income tax expense	313	0.01	—	—

Total related to income tax expense	313	0.01	—	—

Total related to net income & EPS	(3,253)	(0.09)	988	0.03

Non-GAAP measures	12,766	0.36	16,643	0.48

Shares used in computing diluted net income per share
GAAP diluted shares		34,670		34,502
Non-GAAP diluted shares		34,983		34,677